UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 25, 2014

4Licensing Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-7843	13-2691380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Third Avenue, 17th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 758-7666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2014, 4Licensing Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) among the Company, Cleveland Capital, L.P. (“Cleveland Capital”) and Prescott Group Aggressive Small Cap Masterfund, GP (“Prescott Group”, and together with Cleveland Capital, the “Purchasers”), and the guarantors party thereto, each of which is a wholly-owned subsidiary of the Company (each a “Guarantor” and collectively, the “Guarantors”), pursuant to which the Company agreed to issue to the Purchasers (i) up to an aggregate principal amount of $1,650,000 of promissory notes (each a “Note” and collectively, the “Notes”), to be guaranteed by the Guarantors, and (ii) warrants (each a “Warrant” and collectively, the “Warrants”) to purchase up to an aggregate of 1,683,673 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an aggregate purchase price of approximately $1,650,000 (the “Offering”).  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 25, 2014, the Offering closed and the Company (i) issued and sold to Cleveland Capital a Note in the principal amount of $150,000 and a Warrant to purchase up to 153,061 Warrant Shares and received $150,000, and (ii) issued and sold to Prescott Group a Note in the principal amount of $1,500,000 and a Warrant to purchase up to 1,530,612 Warrant Shares and received $1,500,000.

The Notes accrue interest at a rate of 5.0% per year from and after the date of issuance of such Note.  While a Note is outstanding, the Company must pay the holder of such Note, at the end of each fiscal quarter, for all unpaid accrued interest thereon (each such payment, an “Interest Payment”).

The Notes provide for customary events of default, including nonpayment, certain events of bankruptcy or failure to comply with covenants or other agreements.  If any such event of default occurs and is continuing, the holders of each of Note may declare all amounts under such Note to be immediately due and payable.  The Purchase Agreement contains covenants that limit the Company’s ability to deplete its cash balance or decrease its ownership interest in Pinwrest Development Group, LLC.  Additionally, pursuant to the terms of the Purchase Agreement, subject to certain exceptions, if the Company issues Common Stock or securities convertible into Common Stock for an issue price that is lower than the exercise price of the Warrants, then the Company must issue additional Warrants with an exercise price equal to the issue price in such issuance.

The Notes will mature on March 25, 2016.  At the sole option of the Company, any Note may be prepaid in whole at any time prior to its maturity date at 125% of the entire outstanding principal balance of such Note, plus any and all unpaid accrued interest thereon to, but excluding, the date of such prepayment.  If the Notes are not repaid in full by March 25, 2016, the purchasers of the Notes may elect to receive all or a portion of such repayment in shares of Common Stock.  A copy of the form of Note is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Warrants have an initial exercise price of $0.98 per Warrant Share. The Warrants are exercisable immediately and expire ten years from the date of issuance. The exercise price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment for stock splits, stock dividends, recapitalization or otherwise of the Common Stock.  In addition, upon the occurrence of certain “fundamental transactions,” such as a merger or consolidation of the Company into another entity or a sale of all or substantially all of the Company’s assets in a single transaction or a series of transactions, the holders of the Warrants, at their option, will be entitled to receive the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such “fundamental transaction” by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such “fundamental transaction.”  A copy of the form of Warrant is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Wade Massad, one of our directors, is the Co-Founder and Co-Managing Member of Cleveland Capital Management, L.L.C., which is the General Partner of Cleveland Capital. Cleveland Capital beneficially owns more than 5% of the Common Stock.  Duminda DeSilva, one of our directors, is the Managing Director at Prescott Group Capital Management, L.L.C., an affiliate of Prescott Group, which beneficially owns more than 17% of the Common Stock.
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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Notes above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the Warrant Shares and the shares of Common Stock potentially issuable pursuant to the terms of the Notes is hereby incorporated by reference into this Item 3.02.  The securities were offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act 1933, as amended, provided by Section 4(2) thereof and Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of Note

4.2	Form of Warrant

10.1	Securities Purchase Agreement, dated as of March 25, 2014, by and among 4Licensing Corporation, the purchasers party thereto and the guarantors party thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4LICENSING CORPORATION

Date: March 28, 2014	By:	Bruce R. Foster
Name: Bruce R. Foster
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

4.1	Form of Note

4.2	Form of Warrant

10.1	Securities Purchase Agreement, dated as of March 25, 2014, by and among 4Licensing Corporation, the purchasers party thereto and the guarantors party thereto